Exhibit 10.32

CONTRACT AGREEMENT

THIS AGREEMENT is made the 27 day of October 2014

BETWEEN Quotient Suisse SA whose registered office is at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland (“the Employer”)

of the one part, and MW High Tech Projects UK Limited t/a SLL (registered number 05179071) whose registered office is at c/o Burges Salmon 10th Floor, 6 New Street Square, London, UK EC4A 3BF (“the Contractor”) of the other part.

WHEREAS the Employer desires that the Works known as MosaiQ Production Facility- Eysins, should be designed and executed by the Contractor, and has accepted a Tender by the Contractor for the design, execution and completion of these Works and the remedying of any defects therein.

THE EMPLOYER AND THE CONTRACTOR AGREE as follows:

1.	In this Agreement, words and expressions shall have the same meanings as are respectively assigned to them in the Conditions of Contract hereinafter referred to.

2.	The following documents (all of which, except the General Conditions, are either annexed or have been signed in duplicate for identification purposes on behalf of the Parties) shall be deemed to form, and be read and construed as, part of this Agreement:

(a)	This Contract Agreement;

(b)	Appendix to Contract;

(c)	Particular Conditions;

(d)	The Conditions of Contract, namely:

the General Conditions of the Federation Internationale des Ingenieurs Conseils (“FIDIC”) Conditions of Contract for Plant and Design-Build for Electrical and Mechanical Plant, and for Building and Engineering Works, designed by the Contractor, First Edition 1999 (including Errata) ISBN 2–88432–023-7 (which are incorporated by reference);

(e)	The Employer’s Requirements are specified and detailed within (a number of drawings and documents) a list of which has been included at Schedule 2; and

(f)	The remaining Schedules, namely:

•	Schedule 1: Additional Definitions

•	Schedule 3: Proformas

•	Schedule 4: Cost Plan

•	Schedule 5: Permits Licences and Approvals

3.	In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby covenants with the Employer to design, execute and complete the Works, and remedy any defects therein, in conformity with the provisions of the Contract.

4.	The Employer hereby covenants to pay the Contractor, in consideration of the design, execution and completion of the Works and the remedying of defects therein, the Contract Price at the times and in the manner prescribed by the Contract.

IN WITNESS whereof the parties hereto have caused this Agreement to be executed as an agreement in duplicate the day and year first before written in accordance with their respective laws.

Quotient Suisse SA

[Signature]	/s/ Paul Cowan	Director Guarantor

[Signature]	/s/ Ed Farrell	Director Guarantor

and

MW High Tech Projects UK Limited t/a SLL

[Signature]	/s/ Peter Greenhalgh	Director Contractor

[Signature]	/s/ John Taylor	Director Contractor

APPENDIX TO CONTRACT

Item	Sub-Clause	Data
Employer’s name and address	1.1.2.2 & 1.3	Quotient Suisse SA, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland

Contractor’s name and address	1.1.2.3 & 1.3	MW High Tech Projects UK Limited, trading as SLL, Bridge House, Addlestone Road, Weybridge, Surrey, KT15 2UE

Engineer’s name and address	1.1.2.4 & 1.3	Niall Millar

Commencement Date	1.1.3.2	27 October 2014

Time for Completion of the Works	1.1.3.3	25 May 2015

Defects Notification Period	1.1.3.7	365 (three hundred and sixty-five) days.

Electronic transmission systems	1.3	Hand, Mail or Courier to: SLL, Bridge House, Addlestone Road, Weybridge, Surrey, KT15 2UE Emailed to: ron.draper@mwgroup.net Copied to: david.amos@mwgroup.net

Governing Law	1.4	The law of England and Wales

Ruling language	1.4	English

Language for communications	1.4	English

Time for access to the Site	2.1	Immediately upon Commencement Date.

Amount of Performance Security	4.2	Not required.

Contractor’s parent company (if any)	4.2	M+W Germany GmbH, Stuttgart Business address: Lotterbergstraße 30, 70499 Stuttgart.

Period for notifying unforeseeable errors, faults and defects in the Employer’s Requirements	5.1	28 days

Normal working hours	6.5	8am – 6pm

Delay damages for the Works	8.7 & 14.15(b)	Nil per day, is payable.

Maximum amount of delay damages	8.7	Nil (Nil per cent.) of the final Contract Price. The Contractor shall have no liability or responsibility for delay arising out of, or in connection with this Contract.

If Sub-Clause 13.8 applies: Adjustments for Changes in Cost; Table(s) of adjustment data	13.8	Shall not apply.

Total advance payment	14.2	If applicable 10% (ten per cent.) of the anticipated Prime Cost.

Number and timing of instalments	14.2	If applicable - One instalment at Commencement Date.

Currencies and proportions	14.2	100% Swiss Francs

Percentage of retention	14.3	3% (three percent).

Minimum amount of Interim Payment Certificates	14.6	None.

If payments are only to be made in a currency/currencies named in the Letter of Tender:

Currency/currencies of payment	14.15	Swiss Francs

Periods for submission of insurance:

(a) evidence of insurance	18.1	28 days

(b) relevant policies	18.1	28 days

Maximum amount of deductibles for insurance of the Employer’s risks	18.2(d)	£5,000

Minimum amount of third party insurance	18.3	€10,000,000

The DAB shall be	20.2	One Sole Member/Adjudicator.

Appointment (if not agreed) to be made by	20.3	TECBAR.

Number of arbitrators	20.6	One.

PARTICULAR CONDITIONS

The General Conditions are amended and added to as set out in these Particular Conditions:

1.1.4 Money and Payment

Include the following new definitions:

“Prime Cost”, “Management Fee”: both of which are defined at Schedule 1 to the Particular Conditions.”

Amend Clause 1.1.4.2, to read as follows: “This Contract shall be considered a cost reimbursable contract, therefore Contract Price shall be considered to mean the Prime Cost plus the (i) Management Fee”.

Amend Clause 1.1.4.3, to remove the Definition of Cost. Replace the defined term “Cost” wherever it appears throughout Contract with the following: “Prime Cost”.

Where the words “reasonable profit” appear throughout the Contract replace in each instance with “Management Fee”.

The Employer shall be entitled at all reasonable times to audit the Prime Cost at the Contractor’s premises or other places where the Works are being performed to ensure that such costs comply with the requirements of the Contract. The Contractor shall provide without charge all information, assistance and other things reasonably required by the Employer to carry out any such audit.

Where the word “profit” appears in the last line of clause 12.4, in the last line of the second to last paragraphs of 10.2, 12.2 and at paragraph (ii) in Clause 13.7, replace them with “additional Management Fee(s).”

Clause 1.1.6 Other Definitions

Add the following to the end of the definition of the “Site”:

“… For the avoidance of doubt the Site shall specifically be deemed to include Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland as the premises in which the Works are to be undertaken.”

Clause 1.8 Care and Supply of Documents

Please amend the second sentence of clause to state that “The Contractor shall supply to the Engineer two hard copies of each of the Contractor’s Documents and one soft copy by email (unless otherwise agreed between the Parties)”.

Clause 2.2 Permits, Licences or Approvals

Please delete clause 2.2 in its entirety and replace with the following:

“The Employer shall (where he is in a position to do so) provide reasonable assistance to the Contractor at the request of the Contractor by obtaining copies of the Laws of the Country which are relevant to the Contract.

The Employer shall be responsible for obtaining all applications for any permits, licences or approvals required by the Laws of the Country including import permits or licences with the exception of those permits, licences and approvals clearly specified in the Schedule 5 as a Contractor responsibility.”

Clause 4.1 Contractor’s General Obligations

Amend the first paragraph of Clause 4.1 to read as follows:

“The Contractor shall design, execute and complete the Works with reasonable skill, care and diligence in accordance with the Contract, and shall remedy any defects in the Works. When completed, the Works will be designed and installed in accordance with the Contract.”

Clause 4.2 Performance Security

The proposed wording of the Parent Company Guarantee is attached at Schedule 3.

Clause 4.4 Subcontractors

Amend the clause as follows:-

(b)	delete ‘and’

(c)	delete ‘.’ and replace with ‘;and’

Add the following new sub-clause:-

“(d)	The Contractor shall deliver to the Employer, within 28 days of the Employer’s request or (if later) within 14 days of the date of appointment by the Contractor of a Subcontractor relative to the Works and before the Subcontractor commences any part of the Works, collateral warranties from all Sub-Contractors in favour of the Employer, such warranties to be executed as a Deed,

The proposed wording of the Sub-Contractor Collateral Warranty is attached at Schedule 3.”

Clause 4.11 Sufficiency of the Accepted Contract Amount

Please delete this clause, as it is not applicable to a cost reimbursable/measurement contract.

Clause 4.12 Unforeseeable Physical Conditions

For the avoidance of doubt, should the Employer’s premises (which forms part of the Site) differ in any way from the drawings and documentation provided by the Employer prior to Contract award, these differences shall be deemed “Unforeseeable” conditions within the meaning of this clause.

Clause 4.19 Electricity, Water and Gas

Delete Clause 4.19 and replace with the following: “The Employer shall, except as stated below, be responsible for the provision of all power, water and other services the Contractor may require.

The Contractor shall be entitled to use for the purposes of the Works such supplies of electricity, water, gas and other services as may be available on the Site and of which details are given in the Employer’s Requirements. The Contractor shall, at his risk and cost, provide any apparatus necessary for his use of these services and for measuring the quantities consumed.”

Clause 4.22 Security of the Site

Amend Clause 4.22 to read as follows:

“Unless otherwise stated in the Particular Conditions or agreed between the parties:

(a)	the Employer shall be responsible for keeping unauthorised persons off the Site, and

(b)	authorised persons shall be limited to the Employer’s personnel, the Contractor’s personnel and any Sub-Contractor’s personnel notified to the Employer by the Contractor, from time to time.”

Clause 5.2 Contractor’s Documents

The period allowed for the Engineer to undertake his review, (i) the “review period”, shall be no more than 10 working days. In the event that the Engineer fails to give the appropriate notice to the Contractor either approving or rejecting the Contractor’s Document, within the period specified, the Contractor’s Document will be deemed to be approved.

Clause 6.6 Facilities for Staff and Labour

Amend the first paragraph of Clause 6.6 to read as follows:

“Except as otherwise stated in the Employer’s Requirements, the Employer shall provide and maintain all necessary accommodation and welfare facilities for the Contractor’s Personnel.”

Clause 7.6 Remedial works

Amend Clause 7.6 to read as follows:

“At any time during the Defects Notification Period or any extension thereof, the Engineer may instruct the Contractor to:

(a)	remove from the Site and replace any Plant or Materials which is not in accordance with the Contract, and

(b)	remove and re-execute any other work which is not in accordance with the Contract,

The Contractor shall comply with the instruction within a reasonable time, which shall be the time (if any) specified in the instruction, or if not specified the Contractor must commence activities in relation to the instruction within 15 working days.

If the Contractor fails to comply with the instruction, the Employer shall be entitled to employ and pay other persons to carry out the work. Except to the extent that the Contractor would have been entitled to payment for the work, the Contractor shall subject to Sub-Clause 2.5 [Employer’s Claims] pay to the Employer all costs arising from this failure.

Notwithstanding the above, the Engineer may instruct the Contractor to execute any work which is urgently required for the safety of the Works, whether because of an accident, unforeseeable event or otherwise. In this event the Contractor shall comply with the instruction immediately if urgency is specified.”

Clause 9.4 Failure to Pass Tests on Completion

Delete item (b) of Clause 9.4.

Clause 10.1 Taking Over of the Works and Sections

Delete the following text from Clause 10.1: “The Engineer shall, within 28 days after receiving the Contractor’s application:” and replace with the following: “Upon successful completion of the Tests on Completion (or any part thereof) the Engineer shall:”

Clause 11.4 Failure to Remedy Defects

Delete item (c) of Clause 11.4.

Clause 13.5 Provisional Sums

Please delete this clause and clause 1.1.4.10, as it is not applicable.

Clause 13.7 Adjustments for Changes in Legislation

For the avoidance of doubt the Base Date shall be deemed to be the date at the top of the Contract Agreement

Clause 13.8 Adjustments for Changes in Cost

Please delete this clause, as this is a cost reimbursable/measurement contract.

Clause 14.1 The Contract Price

Please delete the first paragraph and associated sub-paragraphs (a) to (d) of this clause, and amend the last paragraph as follows:

“The Works are to be paid according to quantity supplied or work done, the provisions for measurement and evaluation shall be as stated below at 14.1 B. The Contract Price shall be determined accordingly, subject to adjustments in accordance with the Contract.”

Please insert new clause 14.1B and 14.1C detailed below:

“14.1B Prior to the Contractor applying for payment of part of the Works, he shall undertake the measurement of the Works, detailing the net actual quantities of those Works undertaken, or in the case of Permanent Works, those Works incorporated into the Site. This assessment shall then be provided to the Engineer prior to any Application for Interim Payment Certificate.

Should the Engineer wish to review and verify this assessment he shall request a review of the Site and/or documentation, the date and time for such a review shall be agreed between the Contractor’s Representative and Engineer which for the avoidance of doubt should be within 5 working days of receipt of the “Measurement”.

If the Engineer fails to attend or send a representative, the measurement made by (or on behalf of) the Contractor’s Representative shall be accepted as accurate.

If the Engineer examines and disagrees with the assessments and/or does not sign them as agreed, and the parties are unable to agree the measurement values then the matter shall be referred to Adjudication in accordance with Clause 20.”

“14.1C All sub-contracts awarded by the Contractor under and in accordance with this Contract, shall be awarded on a fixed price lump-sum basis unless otherwise agreed with the Employer.”

Clause 17.3 Employer’s Risks

Please add the following item(s) to the end of the list of Employer’s risks:

“(i) the Contractor shall have no liability for the Employer’s buildings/premises (including any buildings or rooms which form part of the “Site”), the condition or structural integrity thereof, nor any responsibility for acquiring and maintaining the applicable “building” insurance. Should problems arise with the building structure throughout the duration of the Works, these will be deemed to be entirely the Employer’s risk. Contractor will provide a Structural Engineers Report confirming the proposed structural alteration to the existing building and revised imposed loads to enable Employer to obtain Landlord’s consent to the alterations”

Clause 17.6 Limitation of Liability

The total liability of the Contractor to the Employer, under or in connection with Contract other than under Sub-Clause 17.1 and Sub-Clause 17.5 shall not exceed 100% of the Contract Price.

Clause 18 Insurance

Please delete Clause 18.1, 18.2, 18.3 and 18.4 and replace with the following:

“18.1 General Requirements for Insurance

The Contractor shall insure the Works and the Contractor’s equipment and keep each part thereof insured for its full replacement value against all loss or damage from whatever cause arising, other than for those risks for which the Employer is responsible as detailed herein. Such insurance shall be effected from the date of the Contract until the date of the Taking-Over Certificate in respect of the Works or any part thereof.

18.2 Defects

The Contractor shall so far as is reasonably practicable extend the insurance referred to sub-clause 18.1 to cover damage for which the Contractor is responsible for making good pursuant to Clause 11, and during the Defects Notification Period.

18.3 Insurance against Injury to Persons and Damage to Property

The Contractor shall, prior to the commencement of any Works, insure in an amount not being less than €10,000,000 (ten million Euros) against his liability for damage or death or personal injury occurring before the Works have been Taken-Over, to any person (including an employee of the Employer) or to any property (other than the property forming part of the Works) due to or arising out of the Works.

18.4 Insurance for the Contractor’s Personnel

The Contractor shall insure and maintain Employer’s Liability Insurance in accordance with the Laws of both the United Kingdom and Switzerland.

SCHEDULE 1

ADDITIONAL DEFINITIONS

Additional Definitions

1.	PRIME COST IS DEFINED AS INCLUDING:

1.1	All payments made to or in connection with all persons engaged full or part time upon the Works, including incentive payments, holiday stamps, bonus, general expenses, subsistence and travelling expenses, payments made in accordance with the current Staff Handbook, Employers’ contribution to National Insurance and Government and Company Pension Scheme and any payroll tax, levy, contribution or payments which may be imposed and which shall be payable in respect of such persons.

1.2	The cost of materials and goods actually incurred in connection with the Works.

1.3	Payments due to Sub-Contractors in accordance with the terms and conditions of their Sub-Contract.

1.4	The cost of statutory fees and other specialist service fees.

1.5	Travelling and hotel accommodation and other expenses of all staff (salaried or otherwise) other than Executive Directors, unless such accommodation has been provide by the Employer.

(a)	The cost of insurance of plant and tools against fire.

(b)	The cost of insurances and Bonds including the Contractor’s own defects liability insurance allowance.

(c)	The stated amount for each and every claim resulting from the insurance clauses.

1.6	The cost of cartage, transport to and from Site, erection, site maintenance and dismantling of all plant, tools, fencing, scaffolding, huts, sheds, mess rooms, etcetera, together with the running costs, i.e. electricity, gas, petrol, oil, etcetera, of all mechanical plant.

1.7	The hire charge of mechanical and non-mechanical plant at invoiced cost.

1.8	Site office expenses, including telephone charges and postage.

1.9	The cost of any tax, levy, contribution or payment or of any variation in tax legislation which may be imposed and which shall be payable in respect of the Works.

1.10	The cost of Design and Consultants costs incurred on the project.

1.11	All customs and other import duties (if applicable), on all Goods imported by the Contractor in the Country. If the Goods are considered exempt from such duties, the Employer shall endorse the necessary exemption documents prepared by the Contractor, for presentation, in order to clear the Goods through Customs. If the exemption is not granted, the customs duties payable and paid shall be reimbursed by the Employer hereunder.

2.	The MANAGEMENT FEE shall be a sum equal to 10% of the total of the Prime Cost (excluding VAT). The Management Fee shall be deemed to include:

2.1	The Management, organisational, accounting and specialist services of Head Office Staff.

2.2	All charges for rent, rates, taxes, telephones, stationary, heating, lighting, cleaning and all other overhead expenditure relating to Head Office.

2.3	All expenses incurred by Executive Directors, including the cost of travelling and hotel accommodation.

2.4	Overheads and Profit.

SCHEDULE 2

EMPLOYER’S REQUIREMENTS

The Employer’s Requirements are specified and defined by the documents and drawings detailed within the list entitled Frozen Basic Design Drawings & Documents dated 30/06/2014 and by the document entitled User Requirement Specification (URS) For MosaiQ Consumable Manufacturing Facility URS0023.R01, attached hereto.

For the avoidance of doubt the definition “Employer’s Requirements” shall be deemed to include both: the above referenced and attached documents, and the documents and drawings referred to therein. Each document referenced shall each be considered to be documents forming part of the Agreement (either by inclusion or by reference), and are intended to be mutually explanatory. In the event of any conflict or ambiguity between them:

(a)	The following performance summaries, referenced within the list entitled Frozen Basic Design Drawings & Documents shall take precedence:

(i)	Ventilation Summary Rev 03 – 30th June 2014

(ii)	Services Summary Rev 03 – 27th June 2014

(iii)	Utility Requirements Summary Rev 03 – 27th June 2014

(iv)	Finishes Summary Rev 02 – 27th June 2014

(v)	Door Schedule Summary – 27th June 2014

(vi)	Outline Specification – 27th June 2014

All planning, zoning or similar permissions for the Permanent Works, and any other permissions to be obtained by the Employer are detailed in Clause 2.2 of the General Conditions and Schedule 5 hereto.

SCHEDULE 3

PROFORMAS

1.	Parent Company Guarantee to be provided by Contractor

2.	Sub-Contractor Collateral Warranty

3.	Parent Company Guarantee to be provided by Employer

DATED	2013

M+W GERMANY GMBH

and

QUOTIENT SUISSE SA

PARENT COMPANY GUARANTEE

Version [0.01]

M+W Germany GmbH

Lotterbergstraße 30

70499 Stuttgart

Germany

PARENT COMPANY GUARANTEE

THIS AGREEMENT is made the	day of	20[ ]

BETWEEN:

(1)	M + W Germany GmbH (Company Number HRB 727858) whose registered office is at Lotterbergstrasse 30, Stuttgart 70499, Germany (‘the Guarantor’);

and

(2)	Quotient Suisse SA (Company Number CHE-167.592.818) whose registered office is at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland (‘the Employer’).

WHEREAS by a contract (‘the Contract’) dated [DATE] and made between the Employer of the one part and MW High Tech Projects UK Limited (‘the Contractor’) of the other part, the Contractor undertook the execution of certain works (‘the Works’) in accordance with the terms and conditions of the Contract.

NOW IN CONSIDERATION PAYMENT OF TEN POUNDS (£10) BY THE EMPLOYER TO THE GUARANTOR (RECEIPT OF WHICH THE GUARANTOR ACKNOWLEDGES) IT IS HEREBY AGREED AS FOLLOWS:

1	The Guarantor hereby absolutely irrevocably and unconditionally guarantees to the Employer the due and punctual performance by the Contractor of all the obligations on the part of the Contractor under or pursuant to the Contract (‘the Terms’) and agrees that if the Contractor shall in any respect commit any breach of or fail to fulfil any of the Terms, then the Guarantor will indemnify the Employer for all losses, damages, expenses, liabilities, claims, costs or proceedings which the Employer may suffer or incur by reason of the said failure or breach up to a maximum aggregate amount of 100% of the Contract Price.

2	The Employer must take all steps to exhaust all and/or any remedies against the Contractor before making a claim against the Guarantor under this Guarantee.

3.	This Guarantee shall be in addition to and shall not be in any way prejudiced or affected by any other security or guarantee, provided at any time, by the Contractor to the Client.

4.	No alterations in the Contract or in the Works, and no forbearance or forgiveness, nor any act, matter or thing whatsoever except an express release by the Employer, shall in any way release or reduce any liability of the Guarantor hereunder. References to the Contract in this Agreement shall include all amendments, variations and additions to it, whether made before or after the date hereof.

3	This Guarantee shall remain in full force and effect from 13/10/2014 and shall expire on 25/05/2015 (the “Expiry Date”) the stated expiry date of the Contract notwithstanding the insolvency or liquidation of the Contractor, the Guarantor or any other person. Any claim against the Guarantor arising under this Guarantee must be received by the Guarantor not later than the Expiry Date. Thereafter this Guarantee shall be returned to the Guarantor. This Guarantee shall, however, automatically become null and void even if it is not returned to the Guarantor.

4	The Guarantor’s liability under this Guarantee shall not exceed that of the Contractor under and / or arising out of the Contract and any defence, rights of set-off and/or counterclaims available to the Contractor in respect thereof shall to the same extent be available to the Guarantor as if the Guarantor were the Contractor.

5	No delay or omission of the Employer in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Employer herein provided are cumulative and not exclusive of any rights or remedies provided by law.

6	This Guarantee is not transferable. A person who is not a party to this Guarantee has no right to enforce any term of this Guarantee.

7.	A waiver given or consent granted by the Employer under this Guarantee will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

8	If at any time any one or more of the provisions of this Guarantee is or become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

9	Any notice, demand or other communication to be served under this Guarantee may be served upon the Guarantor only by posting by first class post or delivering the same or sending the same by facsimile transmission to the Guarantor at its address, or facsimile number shown below:

Address: Lotterbergstrasse 30, Stuttgart 70499, Germany

Fax: +49 711 8804 - 1309

or at such other address or number as the Guarantor may from time to time notify in writing to the Employer.

Any notice, demand or other communication to be served under this Guarantee may be served upon the Employer only by posting by first class post or delivering the same or sending the same by facsimile transmission to the Employer at its address, or facsimile number shown below:

Address: Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland

Fax: +41 22 716 98 01

or at such other address or number as the Employer may from time to time notify in writing to the Guarantor.

A notice or demand served by first class post shall be deemed duly served on the second business day after the date of posting and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission unless served after 5.00 p.m. in the place of intended receipt in which case it will be deemed served at 9.00 a.m. on the following business day. For the purposes of this paragraph ‘business day’ means a day on which commercial banks are open for business in London.

In proving service of any notice it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class, addressed and placed in the post and, in the case of facsimile transmission, that such facsimile was duly transmitted on a business day to a current facsimile number of the addressee at the address referred to above..

10	The proper law and jurisdiction of this guarantee shall be the same as that of the Contract.

IN WITNESS whereof the Guarantor has executed this Deed on the date first stated above action by a director and its secretary/two directors named

[Signature]	Director

and

[Signature]	Director

DATED

SUB-CONTRACTOR’S COLLATERAL WARRANTY TO EMPLOYER

relating to a project at

MOSAIQ PRODUCTION FACILITY- EYSINS

between

[SUB-CONTRACTOR]

and

QUOTIENT SUISSE SA

and

MW HIGH TECH PROJECTS UK LIMITED T/A SLL

CONTENTS

CLAUSE

1.	Interpretation	19
2.	Comply with Sub-Contract	21
3.	Step-in rights: Sub-Contractor may not terminate or discontinue	22
4.	Step-in rights: Beneficiary may step-in	24
5.	Step-in rights: Sub-Contractor’s position and Contractor’s consent	24
6.	Step-in rights: Beneficiary’s guarantee	24
7.	No instructions to Sub-Contractor by Beneficiary	24
8.	Copyright	24
9.	Professional indemnity insurance	25
10.	Liability period	26
11.	Assignment	26
12.	Notices	26
13.	Third party rights	28
14.	Governing law	28
15.	Jurisdiction	28

THIS AGREEMENT is dated [DATE]

PARTIES

1)	[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS] (Sub-Contractor).

2)	QUOTIENT SUISSE SA whose registered office is at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland (Beneficiary).

3)	MW HIGH TECH PROJECTS UK LIMITED t/a SLL (registered number 05179071) whose registered office is at c/o Burges Salmon 10th Floor, 6 New Street Square, London, UK EC4A 3BF (Contractor).]

BACKGROUND

A.	The Beneficiary has engaged the Contractor to carry out design and construction work.

B.	The Contractor has engaged the Sub-Contractor to carry out part of that [design and] construction work.

C.	The Beneficiary and the Contractor require the Sub-Contractor to enter into a collateral warranty in favour of the Beneficiary.

D.	The Sub-Contractor has agreed to enter into this agreement with the the Beneficiary for the benefit of the Beneficiary.

E.	The Beneficiary has paid €1 to the Sub-Contractor and the Contractor as consideration under this agreement.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this agreement.

1.1.	Definitions:

Building Contract: an agreement in writing dated [DATE] between the Beneficiary and the Contractor.

Business Day: a day other than a Saturday, Sunday or public holiday in England and/or Switzerland when banks in London and/or Zürich are open for business.

Construction Products Regulations: the Construction Products Regulations 2013 (SI 2013/1387), the Construction Products Regulation (305/2011/EU), the Construction Products Regulations 1991 (SI 1991/1620) and the Construction Products Directive (89/109/EC).

Deleterious: materials, equipment, products or kits that are generally accepted, or generally suspected, in the construction industry at the relevant time as:

a.	posing a threat to the health and safety of any person; or

b.	posing a threat to the structural stability, performance or physical integrity of the Works or any part or component of the Works; or

c.	reducing, or possibly reducing, the normal life expectancy of the Works or any part or component of the Works; or

d.	not being in accordance with any relevant British Standard, relevant code of practice, good building practice or any applicable agrément certificate issued by the British Board of Agrément; or

e.	having been supplied or placed on the market in breach of the Construction Products Regulations.

Funder: a person that has provided, or is to provide, finance in connection with:

a.	the whole or any part of the Works or the completed Works; or

b.	the site of the Works,

whether that person acts on its own account, as agent for a syndicate of other parties or otherwise.

Material: all designs, drawings, models, plans, specifications, design details, photographs, brochures, reports, notes of meetings, CAD materials, calculations, data, databases, schedules, programmes, bills of quantities, budgets and any other materials provided in connection with the Sub-Contract Works and all updates, amendments, additions and revisions to them and any works, designs, or inventions incorporated or referred to in them for any purpose relating to the Sub-Contract Works.

Permitted Uses: the design, construction, completion, reconstruction, modification, refurbishment, development, maintenance, facilities management, funding, disposal, letting, fitting-out, advertisement, decommissioning, demolition, reinstatement[, extension], building information modelling and repair of the Property and the Works.

Property: [DESCRIPTION OF PROPERTY].

Sub-Contract: an agreement in writing dated [DATE] between the Contractor and the Sub-Contractor.

Sub-Contract Works: the [design,] construction and completion of the building works referred to in the Sub-Contract, carried out by the Sub-Contractor under the Sub-Contract.

Works: the [design,] construction and completion of the building works referred to in the Building Contract, carried out by or on behalf of the Contractor under the Building Contract.

1.2.	Clause headings shall not affect the interpretation of this agreement.

1.3.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) [and that person’s personal representatives, successors and permitted assigns].

1.4.	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.5.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.6.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7.	A reference to any party shall include that party’s personal representatives, successors and permitted assigns.

1.8.	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.9.	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.10.	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.11.	A reference to writing or written includes fax and e-mail.

1.12.	A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of this agreement) at any time.

1.13.	Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

1.14.	References to clauses are to the clauses of this agreement.

1.15.	[Unless otherwise expressly provided, the obligations and liabilities of [the persons forming the] [PARTIES] under this agreement are joint and several.]

1.16.	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	COMPLY WITH SUB-CONTRACT

2.1.	The Sub-Contractor warrants to the Beneficiary that:

a.	it has complied, and shall continue to comply, with its obligations under the Sub-Contract, including its obligations to:

i.	carry out and complete the Sub-Contract Works properly; and

ii.	use workmanship and materials of the quality and standard specified in the Sub-Contract;

b.	without affecting clause a, and to the extent that it takes responsibility for the same under the Sub-Contract, it:

i.	has designed, or will design, the Sub-Contract Works; and

ii.	has selected, or will select, goods, materials, plant and equipment for incorporation in the Sub-Contract Works,

iii.	with all the reasonable skill, care and diligence to be expected of a qualified and experienced architect (or other appropriate professional designer) undertaking the design of works similar in scope and character to the [Sub-Contract] Works; and

c.	it has used all the reasonable skill, care and diligence to be expected of a qualified and experienced architect (or other appropriate professional designer) undertaking the design of works similar in scope and character to the [Sub-Contract] Works to OR has not and will not specify or use anything in the Sub-Contract Works, which, at the time of specification [or use], is Deleterious.

2.2.	In proceedings for breach of this clause 2, the Sub-Contractor may:

a.	rely on any limit of liability or other term of the Sub-Contract; and

b.	raise equivalent rights of defence as it would have had, if the Beneficiary had been named as a joint employer, with the Contractor, under the Sub-Contract (for this purpose not taking into account any set-off or counterclaim against the actual contractor under the Sub-Contract).

2.3.	The Sub-Contractor’s duties or liabilities under this agreement shall not be negated or diminished by:

a.	any approval or inspection of:

i.	the Property; or

ii.	the Works; or

iii.	the Sub-Contract Works; or

iv.	any designs or specifications for the Property or the Works; or

b.	any testing of any work, goods, materials, plant or equipment; or

c.	any omission to approve, inspect or test,

by or on behalf of the Beneficiary or the Contractor.

2.4.	This agreement shall not negate or diminish any duty or liability otherwise owed to the Beneficiary by the Sub-Contractor.

3.	STEP-IN RIGHTS: SUB-CONTRACTOR MAY NOT TERMINATE OR DISCONTINUE

3.1.	The Sub-Contractor shall not exercise, or seek to exercise, any right to:

a.	terminate its employment under the Sub-Contract; or

b.	discontinue the [design and] construction of the Sub-Contract Works,

for any reason (including any breach on the part of the Contractor) without giving the Beneficiary at least [ten OR 15 OR 20] Business Days’ written notice of its intention to do so. Any notice from the Sub-Contractor shall specify the grounds for the Sub-Contractor’s proposed termination or discontinuance.

3.2.	If the Sub-Contract allows the Sub-Contractor a shorter notice period for the exercise of a right referred to in clause 3.1, the notice period in the Sub-Contract shall be extended to take account of the notice period required under clause 3.1.

3.3.	The Sub-Contractor’s right to terminate its employment under the Sub-Contract, or to discontinue the [design and] construction of the Sub-Contract Works, shall cease if, within the period referred to in clause 3.1, the Beneficiary gives notice to the Sub-Contractor, copied to the Contractor:

a.	requiring the Sub-Contractor not to terminate its employment or not to discontinue the [design and] construction of the Sub-Contract Works under the Sub-Contract;

b.	acknowledging that the Beneficiary (or its nominee) will assume all the Contractor’s obligations under the Sub-Contract; and

c.	undertaking that the Beneficiary or its nominee will pay to the Sub-Contractor:

i.	any sums due and payable to the Sub-Contractor under the Sub-Contract in future; and

ii.	any sums then due and payable to the Sub-Contractor under the Sub-Contract that are unpaid.

3.4.	If the Beneficiary or its nominee serves notice on the Sub-Contractor under clause 3.3, then, from the date of service of the notice, the Sub-Contract shall continue in full force and effect, as if it had been entered into between the Sub-Contractor and the Beneficiary (to the exclusion of the Contractor).

3.5.	In complying with this clause 3, the Sub-Contractor:

a.	does not waive any breach of the Sub-Contract or default under the Sub-Contract by the Contractor; and

b.	may exercise its right to terminate its employment under the Sub-Contract or discontinue the [design and] construction of the Sub-Contract Works after the expiry of the notice period referred to in clause 3.1, unless the Sub-Contractor’s right to terminate or discontinue has ceased under clause 3.3.]

4.	STEP-IN RIGHTS: BENEFICIARY MAY STEP-IN

4.1.	Without affecting clause 3.1, if the Beneficiary serves a notice on the Sub-Contractor, copied to the Contractor, that:

a.	confirms that the Beneficiary wishes to step-in to the Sub-Contract; and

b.	complies with the requirements for a Beneficiary’s notice under clause 3.3,

then, from the date of service of the notice, the Sub-Contract shall continue in full force and effect, as if it had been entered into between the Sub-Contractor and the Beneficiary (to the exclusion of the Contractor).

4.2.	The Sub-Contractor shall assume that, between the Contractor and the Beneficiary, the Beneficiary may give a notice under clause 4.1. The Sub-Contractor shall not enquire whether the Beneficiary may give that notice.

4.3.	In complying with this clause 4, the Sub-Contractor does not waive any breach of the Sub-Contract or default under the Sub-Contract by the Contractor.]

5.	STEP-IN RIGHTS: SUB-CONTRACTOR’S POSITION AND CONTRACTOR’S CONSENT

5.1.	The Sub-Contractor shall not incur any liability to the Contractor by acting in accordance with clause 3 or clause 4.

5.2.	The Contractor has signed this agreement to confirm its consent to the agreement.

6.	STEP-IN RIGHTS: BENEFICIARY’S GUARANTEE

6.1.	If a Beneficiary’s notice under clause 3 or clause 4 refers to the Beneficiary’s nominee, the Beneficiary shall be liable to the Sub-Contractor, as guarantor, for the payment of any sums due and payable from time to time to the Sub-Contractor from the Beneficiary’s nominee.

7.	NO INSTRUCTIONS TO SUB-CONTRACTOR BY BENEFICIARY

Unless the Beneficiary has stepped-in under clause 3 or clause 4, the Beneficiary may not give instructions to the Sub-Contractor under this agreement.

8.	COPYRIGHT

8.1.	The Sub-Contractor grants to the Beneficiary, with immediate effect, an irrevocable, non-exclusive, non-terminable, royalty-free licence to copy and make full use of any Material prepared by, or on behalf of, the Sub-Contractor for any purpose relating to the Works and the Property, including any of the Permitted Uses.

8.2.	This licence allows the Beneficiary to use the Material in connection with any extension of the Project, but not to reproduce the designs contained in the Material in any such extension.

8.3.	This licence carries the right to grant sub-licences and is transferable to third parties without the consent of the Sub-Contractor.

8.4.	The Sub-Contractor shall not be liable for use of the Material for any purpose other than that for which it was prepared and/or provided.

8.5.	The Beneficiary may request a copy or copies of (some or all of) the Material from the Sub-Contractor. On the Beneficiary’s payment of the Sub-Contractor’s reasonable charges for providing the copy (or copies), the Sub-Contractor shall provide the copy (or copies) to the Beneficiary.

9.	PROFESSIONAL INDEMNITY INSURANCE

9.1.	The Sub-Contractor shall maintain professional indemnity insurance for an amount of at least £5million for any one occurrence or series of occurrences arising out of any one event for a period beginning on the date of this agreement and ending twelve years after the date of practical completion of the Works, provided that such insurance is available at commercially reasonable rates and terms. The Sub-Contractor shall maintain that professional indemnity insurance:

a.	with reputable insurers lawfully carrying on insurance business in the UK or EU;

b.	on customary and usual terms and conditions prevailing for the time being in the insurance market; and

c.	on terms that:

i.	do not require the Sub-Contractor to discharge any liability before being entitled to recover from the insurers; and

ii.	would not adversely affect the rights of any person to recover from the insurers under the Third Parties (Rights Against Insurers) Act 1930.

9.2.	Any increased or additional premium required by insurers because of the Sub-Contractor’s claims record or other acts, omissions, matters or things particular to the Sub-Contractor shall be deemed to be within commercially reasonable rates.

9.3.	The Sub-Contractor shall not, without the Beneficiary’s written consent:

a.	settle or compromise any claim with the insurers that relates to a claim by the Beneficiary against the Sub-Contractor; or

b.	by any act or omission lose or affect the Sub-Contractor’s right to make, or proceed with, that claim against the insurers.

9.4.	The Sub-Contractor shall immediately inform the Beneficiary if the Sub-Contractor’s required professional indemnity insurance ceases to be available at commercially reasonable rates and terms, so that the Sub-Contractor and the Beneficiary can discuss how best to protect the respective positions of the Beneficiary and the Sub-Contractor regarding the Works and the Property, without that insurance.

9.5.	Whenever the Beneficiary reasonably requests, the Sub-Contractor shall send the Beneficiary evidence that the Sub-Contractor’s professional indemnity insurance is in force, including, if required by the Beneficiary, an original letter from the Sub-Contractor’s insurers or brokers confirming:

a.	the Sub-Contractor’s then current professional indemnity insurance; and

b.	that the premiums for that insurance have been paid in full at the date of that letter.

10.	LIABILITY PERIOD

The Beneficiary may not commence any legal action against the Sub-Contractor under this agreement after twelve years from the date of practical completion of all of the Works.

11.	ASSIGNMENT

11.1.	The Beneficiary may assign the benefit of this agreement:

a.	on two occasions to any person [with an interest in the Works]; and

b.	without counting as an assignment under clause a:

i.	by way of security to a Funder (including any reassignment on redemption of security); or

ii.	to and from subsidiary or other associated companies within the same group of companies as the Beneficiary [so long as that assignee company remains within the same group of companies as the Beneficiary].

11.2.	The Beneficiary shall notify the Sub-Contractor [and the Contractor] of any assignment. If the Beneficiary fails to do this, the assignment shall still be valid.

11.3.	The Sub-Contractor shall not contend that any person to whom the benefit of this agreement is assigned under clause 11.1 may not recover any sum under this agreement because that person is an assignee and not a named party to this agreement.

12.	NOTICES

12.1.	For the purposes of this clause, but subject to clause 12.7, notice includes any other communication.

12.2.	A notice given to a party under or in connection with this agreement:

a.	shall be in writing and in English or accompanied by an accurate translation into English;

b.	shall be signed by or on behalf of the party giving it;

c.	shall be sent to the party for the attention of the contact and at the address, fax or DX number listed in clause 12.3;

d.	[shall OR may] be sent by a method listed in clause 12.5; and

e.	[unless proved otherwise] is deemed received as set out in clause 12.5 if prepared and sent in accordance with this clause.

12.3.	The parties’ addresses and contacts are as set out in this table:

Party	Contact	Address	Fax number	DX number
Sub-Contractor	[POSITION OF CONTACT]	[ADDRESS]	[FAX NUMBER]	[DX NUMBER]

Beneficiary	[POSITION OF CONTACT]	[ADDRESS]	[FAX NUMBER]	[DX NUMBER]

[Contractor]	[POSITION OF CONTACT]	[ADDRESS]	[FAX NUMBER]	[DX NUMBER]

12.4.	A party may change its details given in the table in clause 12.3 by giving notice, the change taking effect for the party notified of the change at [9.00 am] on the later of:

a.	the date, if any, specified in the notice as the effective date for the change; or

b.	the date [five] Business Days after deemed receipt of the notice.

12.5.	This table sets out:

a.	delivery methods for sending a notice to a party under this agreement; and

b.	for each delivery method, the corresponding delivery date and time when delivery of the notice is deemed to have taken place provided that all other requirements in this clause have been satisfied and subject to the provisions in clause 12.6:

Delivery method	Delivery date and time
Delivery by hand.	On signature of a delivery receipt [or at the time the notice is left at the address].

Pre-paid first class [recorded delivery] post or other next working day delivery service[ providing [proof of postage OR proof of delivery]].	[9.00 am] on the [second] Business Day after posting [or at the time recorded by the delivery service].

Pre-paid airmail [providing [proof of postage OR proof of delivery.]]	[[9.00 am] on the [fifth] Business Day after posting [or at the time recorded by the delivery service.] OR [INSERT TIME AND DATE].

Fax.	At the time of transmission.

Document exchange (DX).	[9.00 am] on the [second] Business Day after being put into the DX.

12.6.	For the purpose of clause 12.5 and calculating deemed receipt:

a.	all references to time are to local time in the place of deemed receipt; and

b.	if deemed receipt would occur in the place of deemed receipt on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is deemed to take place at 9.00 am on the day when business next starts in the place of receipt.

12.7.	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

12.8.	A notice given under [or in connection with] this agreement is not valid if sent by e-mail.

13.	THIRD PARTY RIGHTS

A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

14.	GOVERNING LAW

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

15.	JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

Executed as a deed by [NAME OF SUB-CONTRACTOR] acting by [NAME OF FIRST DIRECTOR], a director and [NAME OF SECOND DIRECTOR OR SECRETARY], [a director OR its secretary]	[SIGNATURE OF FIRST DIRECTOR] Director [SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director OR Secretary]

Executed as a deed by [NAME OF BENEFICIARY] acting by [NAME OF FIRST DIRECTOR], a director and [NAME OF SECOND DIRECTOR OR SECRETARY], [a director OR its secretary]	[SIGNATURE OF FIRST DIRECTOR] Director [SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director OR Secretary]

Executed as a deed by [NAME OF CONTRACTOR] acting by [NAME OF FIRST DIRECTOR], a director and [NAME OF SECOND DIRECTOR OR SECRETARY], [a director OR its secretary]	[SIGNATURE OF FIRST DIRECTOR] Director [SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director OR Secretary]

DATED

PARENT COMPANY GUARANTEE FROM EMPLOYER’S PARENT COMPANY

relating to a project at

MOSAIQ PRODUCTION FACILITY- EYSINS

between

GUARANTOR

and

MW HIGH TECH PROJECTS UK LIMITED T/A SLL

CONTENTS

CLAUSE

1.	Interpretation	32
2.	Promise to pay	34
3.	Notice requirements: Employer not paid	34
4.	Amendments to the Building Contract	34
5.	Contractor does not have to pursue Employer	35
6.	Insolvency of Employer	35
7.	Priority of claims against the Employer	35
8.	Limit of liability	35
9.	Assignment	35
10.	Notices	36
11.	Third party rights	37
12.	Governing law and jurisdiction	37

THIS DEED is dated [DATE]

PARTIES

1)	[FULL COMPANY NAME] incorporated and registered in England and Wales with company number [NUMBER] whose registered office is at [REGISTERED OFFICE ADDRESS] Guarantor

2)	MW HIGH TECH PROJECTS UK LIMITED t/a SLL (registered number 05179071) whose registered office is at c/o Burges Salmon 10th Floor, 6 New Street Square, London, UK EC4A 3BF Contractor

BACKGROUND

A.	By an agreement in writing dated [DATE] (Building Contract) and made between QUOTIENT SUISSE SA whose registered office is at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland (Employer) and the Contractor, the Contractor agreed to design and construct the MosaiQ Production Facility- Eysins at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland (Works).

B.	The Guarantor (the ultimate parent company of the Employer) has agreed to guarantee the Employer’s due performance of its payment obligations under the Building Contract.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this deed.

1.1.	Definitions:

Business Day: a day other than a Saturday, Sunday or public holiday in England and/or Switzerland when banks in London and/or Zürich are open for business.

Insolvency Event: a party suffers an insolvency event if:

a.	it suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

b.	it commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with its creditors [other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or a solvent reconstruction];

c.	a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with its winding up [other than for the sole purpose of a scheme for a solvent amalgamation with one or more other companies or a solvent reconstruction];

d.	an application is made to court, or an order is made, for the appointment of an administrator, or if a notice of intention to appoint an administrator is given or if an administrator is appointed, over it;

e.	the holder of a qualifying floating charge over its assets has become entitled to appoint or has appointed an administrative receiver;

f.	a person becomes entitled to appoint a receiver over its assets or a receiver is appointed over its assets;

g.	a creditor or encumbrancer of it attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets and such attachment or process is not discharged within [14] days;

h.	any event occurs, or proceeding is taken, with respect to it in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in (a) to (g) (inclusive); or

i.	it suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business.

1.2.	Clause headings shall not affect the interpretation of this deed.

1.3.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) [and that person’s personal representatives, successors and permitted assigns].

1.4.	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.5.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.6.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7.	A reference to any party shall include that party’s personal representatives, successors and permitted assigns.

1.8.	A reference to a statute or statutory provision is a reference to it as [amended, extended or re-enacted from time to time OR it is in force as at the date of this deed].

1.9.	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.10.	Any obligation on a party not to do something includes an obligation not to agree that thing to be done.

1.11.	A reference to writing or written includes fax and e-mail.

1.12.	Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

1.13.	A reference to this deed or to any other deed, agreement or document referred to in this deed is a reference to this deed or such other deed, agreement or document as varied or novated (in each case, other than in breach of the provisions of this deed) from time to time.

1.14.	References to clauses are to the clauses of this deed.

1.15.	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	PROMISE TO PAY

If the Employer fails to pay any debt, damages, interest or costs due from the Employer to the Contractor under or in connection with the Building Contract, the Guarantor shall, subject to clause 3 and on first written demand, pay to the Contractor the amount of that debt, damages, interest or costs.

3.	NOTICE REQUIREMENTS: EMPLOYER NOT PAID

3.1.	If the Employer has not paid any debt, damages, interest or costs for which the Guarantor may become liable under this deed within seven days, the Contractor shall immediately notify the Guarantor of that non-payment.

3.2.	The Contractor shall neither terminate, nor treat as terminated, its employment under the Building Contract because of any breach (or alleged breach) of contract by the Employer without first giving the Guarantor 21 days’ notice of its intention to do so, specifying the breach (or alleged breach). If the Guarantor remedies that breach within the 21 day period, the Contractor shall not terminate, or treat as terminated, its employment under the Building Contract on account of that breach.

3.3.	The Contractor’s due observance of clause 3.1 and clause 3.2 is a condition precedent to the Guarantor’s obligations under this deed.

4.	AMENDMENTS TO THE BUILDING CONTRACT

4.1.	The Building Contract may be modified, amended or supplemented in any way without the Guarantor’s consent. The Guarantor’s liability under this deed (which includes any liability for the Employer’s failure to pay any debt, damages, interest or costs due from the Employer to the Contractor under or in connection with the Building Contract as modified, amended or supplemented) shall not be affected by:

a.	any such modification, amendment or supplement; or

b.	any invalidity, avoidance or termination (subject to clause 3) of the Building Contract; or

c.	any waiver, concession, allowance of time, compromise or forbearance given to, or made with, the Employer. The terms of this deed shall apply to the terms of any such compromise as they apply to the Building Contract.

5.	CONTRACTOR DOES NOT HAVE TO PURSUE EMPLOYER

The Contractor does not have to pursue any remedy against the Employer before proceeding against the Guarantor under this deed.

6.	INSOLVENCY OF EMPLOYER

If the Employer suffers an Insolvency Event that shall not affect or reduce the Guarantor’s liability under this deed.

7.	PRIORITY OF CLAIMS AGAINST THE EMPLOYER

As long as any liability incurred by the Employer to the Contractor guaranteed under this deed remains unsatisfied, the Guarantor shall not, in respect of any payment made or liability arising under this deed, effect (or try to effect) any recovery from the Employer, whether by receipt of money, set-off, proof of debt, enforcement of security or otherwise.

8.	LIMIT OF LIABILITY

The Contractor may not recover any more under this deed in respect of any matter than the Contractor would be entitled to recover from the Employer in respect of that matter, net of any set-off. The Contractor may not start proceedings against the Guarantor under this deed in respect of any claim if any proceedings against the Employer in respect of that claim would be statute-barred.

This Guarantee shall remain in full force and effect from 13/10/2014 and shall expire on 25/05/2015 (the “Expiry Date”) the stated expiry date of the Contract notwithstanding the insolvency or liquidation of the Contractor, the Guarantor or any other person. Any claim against the Guarantor arising under this Guarantee must be received by the Guarantor not later than the Expiry Date. Thereafter this Guarantee shall be returned to the Guarantor. This Guarantee shall, however, automatically become null and void even if it is not returned to the Guarantor.

9.	ASSIGNMENT

The Contractor may only assign or charge the benefit of this deed with the Guarantor’s written consent.

10.	NOTICES

10.1.	For the purposes of this clause, but subject to clause 10.7, notice includes any other communication.

10.2.	A notice given to a party under or in connection with this deed:

a.	shall be in writing and in English or accompanied by an accurate translation into English;

b.	shall be signed by or on behalf of the party giving it;

c.	shall be sent to the party for the attention of the contact and at the address[, fax or DX number] listed in clause 10.3;

d.	[shall OR may] be sent by a method listed in clause 10.5; and

e.	[unless proved otherwise] is deemed received as set out in clause 10.5 if prepared and sent in accordance with this clause.

10.3.	The parties’ addresses and contacts are as set out in this table:

Party	Contact	Address	Fax number	DX number
Guarantor	[POSITION OF CONTACT]	[ADDRESS]	[FAX NUMBER]	[DX NUMBER]

Contractor	[POSITION OF CONTACT]	[ADDRESS]	[FAX NUMBER]	[DX NUMBER]

10.4.	A party may change its details given in the table in clause 10.3 by giving notice, the change taking effect for the party notified of the change at [9.00 am] on the later of:

a.	the date, if any, specified in the notice as the effective date for the change; or

b.	the date [five] Business Days after deemed receipt of the notice.

10.5.	This table sets out:

a.	delivery methods for sending a notice to a party under this deed; and

b.	for each delivery method, the corresponding delivery date and time when delivery of the notice is deemed to have taken place provided that all other requirements in this clause have been satisfied and subject to the provisions in clause 10.6:

Delivery method	Delivery date and time
Delivery by hand.	On signature of a delivery receipt [or at the time the notice is left at the address].

Pre-paid first class [recorded delivery] post or other next working day delivery service[ providing [proof of postage OR proof of delivery]].	[9.00 am] on the [second] Business Day after posting [or at the time recorded by the delivery service].

Pre-paid airmail [providing [proof of postage OR proof of delivery.]]	[[9.00 am] on the [fifth] Business Day after posting [or at the time recorded by the delivery service.] OR [TIME AND DATE].

Fax.	At the time of transmission.

Document exchange (DX).	[9.00 am] on the [second] Business Day after being put into the DX.

10.6.	For the purpose of clause 10.5 and calculating deemed receipt:

a.	all references to time are to local time in the place of deemed receipt; and

b.	if deemed receipt would occur in the place of deemed receipt on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is deemed to take place at 9.00 am on the day when business next starts in the place of receipt.

10.7.	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

10.8.	A notice given under [or in connection with] this deed is not valid if sent by e-mail.

11.	THIRD PARTY RIGHTS

No one other than a party to this deed, [their successors and permitted assignees,] shall have any right to enforce any of its terms.

12.	GOVERNING LAW AND JURISDICTION

12.1.	This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

12.2.	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a DEED and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by [NAME OF ] acting by [NAME OF FIRST DIRECTOR] and [NAME OF SECOND DIRECTOR/SECRETARY]	Director Director/Secretary

Executed as a deed by [NAME OF ] acting by [NAME OF FIRST DIRECTOR], a director and [NAME OF SECOND DIRECTOR OR SECRETARY], [a director OR its secretary]	[SIGNATURE OF FIRST DIRECTOR] Director [SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director OR Secretary]

SCHEDULE 4

COST PLAN

This Contract shall be considered a cost reimbursable contract, therefore Contract Price shall be considered to mean the Prime Cost plus the (i) Management Fee and (ii) Design Fee.

The attached Cost Plan reference Cost Report 01 dated 23/09/2014 is the Contractor’s estimate of the Contract Price on completion of the Works.

SCHEDULE 5

PERMITS LICENCES AND APPROVALS

Further to amended Clause 2.2 detailed herein; the Contractor shall be responsible for attaining the applicable Building Permit and Conversion from R and D, to Production Approval from the Canton Vaud (VD).

All other permits licences and approvals shall be the responsibility of the Employer.